January 28, 2015

U.S. Securities and Exchange Commission Office of the Chief Accountant	Grant Thornton LLP 757 Third Avenue, 9th Floor
100 F Street, NE	New York, NY 10017-4011
Washington, DC 20549
T 212.599.0100
F 212.370.4520
www.GrantThornton.com
Re: American Realty Capital-Retail Centers of America II, Inc.

File No. 333-196594

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Realty Capital-Retail Centers of America II, Inc. dated January 28, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP